SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 16, 2004

                                 OSTEOTECH, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                     0-19278                 13-3357370
(State or other jurisdiction  (Commission file Number)  (IRS Identification No.)
      of incorporation)

                 51 James Way, Eatontown, New Jersey       07724
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (732) 542-2800


--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

                              Item 5. Other Events

Osteotech, Inc. announced today that it has provided notice to SpineVision in accordance with the terms of the Distribution Agreement dated February 1, 2003, that effective February 17, 2004 it would no longer distribute SpineVision products. During 2003, the Company achieved revenues of approximately $1.7 million from these products. Additionally, the Company is also conducting an assessment of the balance of its metal spinal implant business and intends to make a determination before the end of the first quarter of 2004 as to whether it will continue to distribute the remaining metal spinal implant lines.

The Distribution Agreement with SpineVision provided for a trial period during which Osteotech would evaluate the product performance, market acceptance and pricing of the C3(TM) Anterior Surgical Plate System, the Plus(TM) Pivot Link Universal System and the Uni-Thread(TM) Versatile Thoraco-Lumbar Spinal System. In addition, Osteotech was to evaluate SpineVision's ability to support Osteotech's efforts to introduce the products into the U.S. market. During the trial period, it became clear to Osteotech that SpineVision lacked the ability to support Osteotech's marketing efforts at a level that would allow Osteotech to service the U.S. market in an efficient and profitable manner. This, coupled with the anticipated on-going negative financial results with the SpineVision products, has prompted Osteotech to terminate the Distribution Agreement. Further, due to these events, the Company is revising its budgets for 2004 and expects to provide 2004 guidance when it reports the results of the fourth quarter and year ended December 31, 2003, which it expects to do in the first week of March, 2004.

Richard W. Bauer, will host a conference call on January 20, 2004 at 4:15 p.m. Eastern Time. You are invited to listen to the conference call by dialing (706) 679-7007. The conference call will also be simultaneously Webcast at http://www.osteotech.com. Automated playback will be available from 7:15 p.m. Eastern Time, January 20, 2004, through 11:55 p.m., January 27, by dialing (706) 645-9291; access code: 4814906.

Certain statements made throughout this current reprot that are not historical facts contain forward-looking statements (as such are defined in the Private Securities Litigation Reform Act of 1995) regarding the Company's future plans, objectives and expected performance. Any such forward-looking statements are based on assumptions that the Company believes are reasonable, but are subject to a wide range of risks and uncertainties and, therefore, there can be no assurance that actual results may not differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, differences in anticipated and actual product and service introduction dates, the ultimate success of those products in the market place, the continued acceptance and growth of current products and services, the impact of competitive products and services, the availability of sufficient quantities of suitable donated tissue and the success of cost control and margin improvement efforts which factors are detailed from time to time in the Company's periodic reports (including the Annual Report on Form 10-K for the year ended December 31, 2002 and the Form 10-Q for each of the first three quarters of 2003) filed with the Securities and Exchange Commission. All information in this current report is as of January 16, 2004 and the Company undertakes no duty to update this information.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 16, 2004

                                                     OSTEOTECH, INC.
                                                      (Registrant)


                                           By: /s/ Michael J. Jeffries
                                               ---------------------------------
                                               Michael J. Jeffries
                                               Executive Vice President,
                                               Chief Financial Officer
                                               (Principal Financial Officer
                                               and Principal Accounting Officer)